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                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of the RBB Fund, Inc:

We consent to the incorporation by reference in Post-Effective Amendment No. 63 to the Registration Statement of the RBB Fund, Inc. on Form N-1A under the Securities Act of 1933 on Form N-1A (File No. 33-20827) of our report dated October 2, 1998 on our audit of the financial statements and financial highlights of the n/i numeric investors Micro Cap Fund, the n/i numeric investors Growth Fund, the n/i numeric investors Growth & Value Fund and the n/i numeric investors Larger Cap Value Fund of The RBB Fund, Inc., which report is included in the Annual Report to Shareholders for the year (or period) ended August 31, 1998 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement in the Statement of Additional Information. We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the headings "Miscellaneous-Independent Accountants" and "Financial Statements" in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 11, 1998

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